UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34747	20-3898239
(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2.00% Senior Exchangeable Notes due 2020

On August 26, 2013, Spansion LLC (“Spansion LLC”), a wholly-owned operating company subsidiary of Spansion Inc. (the “Company”), issued $150.0 million aggregate principal amount of its 2.00% Senior Exchangeable Notes due 2020 (the “Notes”) in a private placement. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company, Spansion LLC’s ultimate parent company, and Spansion Technology LLC, Spansion LLC’s direct parent company and a wholly-owned subsidiary of the Company (together, the “Guarantors”). The Notes and guarantees, which are senior unsecured obligations of Spansion LLC and the Guarantors, respectively, were issued pursuant to an Indenture, dated August 26, 2013 (the “Indenture”), among Spansion LLC, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes bear interest at a rate of 2.00% per annum, payable semiannually in arrears on March 1 and September 1 of each year, and are exchangeable, under specified circumstances, at the holder’s option for shares of the Company’s Class A common stock (the “Common Stock”) or cash or a combination of common stock and cash, at Spansion LLC’s election, subject to the exchange share cap described below. The Notes are exchangeable at the option of holders prior to June 1, 2020 only if specified conditions are met, and will be exchangeable on or after June 1, 2020 irrespective of these conditions. The Notes have an initial exchange rate of 72.0929 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $13.87 per share), subject to adjustment. The Notes will mature on September 1, 2020, unless earlier exchanged or repurchased.

Unless and until the Company obtains stockholder approval to issue more than 19.99% of the Common Stock outstanding on the closing date upon exchange of the Notes in accordance with the listing standards of The New York Stock Exchange, the number of shares of common stock holders will be eligible to receive upon exchange will be subject to an “exchange share cap” (equal to the pro rata portion of such 19.99% limit represented by the notes to be exchanged). As a result, unless and until such stockholder approval is obtained, Spansion LLC will be deemed to have elected “combination settlement” with a specified dollar amount per $1,000 principal amount of notes of at least $1,000 for all notes submitted for exchange, which means Spansion LLC will be obligated to settle its exchange obligation by paying up to the specified dollar amount with respect to such notes in cash and delivering shares of common stock for any exchange value in excess of such specified dollar amount.

The foregoing description of the Indenture (including the form of the Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Note), a copy of which is attached hereto as Exhibit 4.1 and is incorporated into this report by reference.

Capped Call Transactions

In connection with the pricing of the Notes, on August 20, 2013, the Company and Spansion LLC entered into privately negotiated capped call transactions (the “Capped Call

Transactions”) with certain of the initial purchasers of the Notes and their affiliates (the “Option Counterparties”). The Capped Call Transactions cover, collectively, the number of shares of the Common Stock underlying the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The cost of the Capped Call Transactions was approximately $15.4 million.

The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon exchange of the Notes and/or reduce Spansion LLC’s exposure to potential cash payments Spansion LLC may be required to make upon exchange of the Notes in excess of the principal amount of exchanged Notes, except to the extent the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions will initially be $18.14 per share, which represents a premium of approximately 70% over the last reported sale price of the Common Stock on August 20, 2013, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions, in each case, entered into by the Company and Spansion LLC with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions does not purport to be completed and is qualified in its entirety by reference to the copies of the letter agreements for the Capped Call Transactions, which are attached hereto as Exhibits 10.1 through 10.4 to this report and are incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Notes and the Indenture in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information relating to the Notes and the Indenture in Item 1.01 above is incorporated herein by reference.

Spansion LLC offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

To the extent that any shares of Common Stock are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with exchange of the Notes and any resulting issuance of shares of Common Stock.

Item. 8.01. Other Events.

As previously reported on the Company’s Current Report on Form 8-K dated August 19, 2013, the Company intended to use a portion of the net proceeds from the issuance and sale of the Notes to repurchase a portion of Spansion LLC’s 7.875% Senior Notes due 2017 (the “2017 Notes”) pursuant to repurchase agreements that were privately negotiated with certain holders of the 2017 Notes. On August 26, 2013, the Company used approximately $115.0 million of the net proceeds from the issuance and sale of the Notes to close these repurchase agreements. As a result, the Company repurchased and has canceled approximately $105.9 million aggregate principal amount of its 2017 Notes. There remains approximately $94.1 million aggregate principal amount of 2017 Notes outstanding after taking into account these repurchases.

Item. 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated August 26, 2013, between Spansion LLC, the Guarantors and Wells Fargo Bank, National Association, as trustee, including the form of 2.00% Senior Exchangeable Notes due 2020

10.1	Letter Agreement, dated August 20, 2013, between Barclays Bank PLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.2	Letter Agreement, dated August 20, 2013, between Citibank, N.A., Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.3	Letter Agreement, dated August 20, 2013, between Jefferies LLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.4	Letter Agreement, dated August 20, 2013, between Wells Fargo Securities, LLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Corporate Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated August 26, 2013, between Spansion LLC, the Guarantors and Wells Fargo Bank, National Association, as trustee, including the form of 2.00% Senior Exchangeable Notes due 2020

10.1	Letter Agreement, dated August 20, 2013, between Barclays Bank PLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.2	Letter Agreement, dated August 20, 2013, between Citibank, N.A., Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.3	Letter Agreement, dated August 20, 2013, between Jefferies LLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction

10.4	Letter Agreement, dated August 20, 2013, between Wells Fargo Securities, LLC, Spansion LLC and Spansion Inc., regarding the Capped Call Transaction